Exhibit (j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Perpetual Americas Funds Trust of our reports dated November 21, 2025, relating to the financial statements and financial highlights of each of the Funds (as listed in Appendix A), which appear in Perpetual Americas Funds Trust’s Certified Shareholder Report on Form N-CSR for the year ended September 30, 2025. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Chicago, Illinois

January 28, 2026

Appendix A

JOHCM Emerging Markets Discovery Fund

JOHCM Emerging Markets Opportunities Fund

JOHCM International Opportunities Fund

JOHCM International Select Fund

Trillium ESG Global Equity Fund

Trillium ESG Small/Mid Cap Fund

TSW Core Plus Bond Fund

TSW Emerging Markets Fund

TSW High Yield Bond Fund

TSW Large Cap Value Fund

Barrow Hanley Concentrated Emerging Markets ESG Opportunities Fund

Barrow Hanley Credit Opportunities Fund

Barrow Hanley Emerging Markets Value Fund

Barrow Hanley Floating Rate Fund

Barrow Hanley International Value Fund

Barrow Hanley Total Return Bond Fund

Barrow Hanley US Value Opportunities Fund